Ex. 99-B.8.11
Amendment to ING Partners, Inc.

Shareholder Servicing Agreement

Adviser Class Shares

This Amendment is dated as of the 29th day of April, 2005 by and between ING Partners, Inc. (the "Fund") and ING Life Insurance and Annuity Company (the "Service Organization") (collectively, the "Parties").

WHEREAS, the Parties entered into a Shareholder Servicing Agreement on November 27, 2001, as amended (the "Agreement");

WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:
    By replacing the existing Amended Schedule A with the Amended Schedule A attached hereto.
    All of the other provisions contained in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.

By: /s/ Robert S. Naka

Name: Robert S. Naka
Title: Senior Vice President

ING Life Insurance and Annuity Company

By: /s/ Laurie M. Tillinghast

Name: Laurie M. Tillinghast

Title: Vice President

AMENDED SCHEDULE A

Adviser Class shares of the following ING Partners, Inc. portfolios:

Annual Rate
ING American Century Large Company Value Portfolio	%
ING American Century Select Portfolio	%
ING American Century Small Cap Value Portfolio	%
ING Baron Small Cap Growth Portfolio	%
ING Fidelity® VIP Contrafund® Portfolio	%
ING Fidelity® VIP Equity-Income Portfolio	%
ING Fidelity® VIP Growth Portfolio	%
ING Fidelity® VIP Mid Cap Portfolio	%
ING Fundamental Research Portfolio	%
ING Goldman Sachs® Capital Growth Portfolio	%
ING Goldman Sachs® Core Equity Portfolio	%
ING JPMorgan Fleming International Portfolio	%
ING JPMorgan Mid Cap Value Portfolio	%
ING MFS Capital Opportunities Portfolio	%
ING OpCap Balanced Value Portfolio	%
ING Oppenheimer Global Portfolio	%
ING Oppenheimer Strategic Income Portfolio	%
ING PIMCO Total Return Portfolio	%
ING Salomon Brothers Aggressive Growth Portfolio	%
ING Salomon Brothers Fundamental Value Portfolio	%
ING Salomon Brothers Large Cap Growth Portfolio	%
ING Solution 2015 Portfolio	%
ING Solution 2025 Portfolio	%
ING Solution 2035 Portfolio	%
ING Solution 2045 Portfolio	%
ING Solution Income Portfolio	%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	%
ING T. Rowe Price Growth Equity Portfolio	%
ING UBS U.S. Large Cap Equity Portfolio	%
ING Van Kampen Comstock Portfolio	%
ING Van Kampen Equity and Income Portfolio	%